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                       [ALSTON & BIRD LLP LETTERHEAD]



                               October 28, 1997


FIRST PALM BEACH BANCORP, INC.
450 South Australian Avenue
West Palm Beach, Florida  33401

         Re:    First Palm Beach Bancorp, Inc.
                $35,000,000 Series B 10.35%
                Senior Debentures Due 2002

Ladies and Gentlemen:

         We have participated in the preparation of a registration statement on Form S-4 (the "Registration Statement") for filing with the Securities and Exchange Commission in respect to up to $35,000,000 Series B Senior Debentures Due 2002 (the "Series B Securities") of First Palm Beach Bancorp, Inc. (the "Company"), to be issued under the Indenture, dated as of June 30, 1997 (the "Indenture") between the Company and the Bank of New York as Trustee. The Series B Securities are to be issued by the Company pursuant to an exchange offer (the "Exchange Offer") to the holders of $35,000,000 Series A Senior Securities (the "Series A Securities") of the Company.

         The Series A Securities are subject to the registration rights set forth in the Registration Rights Agreement, dated as of June 30, 1997 (the "Registration Rights Agreement"), between the Company and Keefe, Bruyette & Woods, Inc. (the "Initial Purchaser"), which relates to the Exchange Offer.

         For purposes of rendering the opinion expressed herein, we have examined the Company's Certificate of Incorporation and all amendments thereto; the Company's By-laws and amendments thereto, the Indenture, the Registration Rights Agreement and such of the Company's corporate records as we have deemed necessary and material to rendering our own opinion.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic

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FIRST PALM BEACH BANCORP, INC.
October 28, 1997
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copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed or (ii) that the Series B Securities will be duly authenticated in accordance with the terms of the Indenture.

         Based upon the foregoing, we are of the opinion that:

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own and operate its properties and conduct its business as described in the Offering Memorandum.

         (b) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of regulatory agencies generally as well as to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law) and the availability of equitable remedies.

         (c) The Series B Securities have been duly authorized for issuance by the Company; and the Series B Securities, when executed, authenticated and delivered in the manner provided for in the Indenture and issued in the Exchange Offer as contemplated in the Registration Rights Agreement, will be duly executed and delivered by the Company and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of regulatory agencies generally as well as to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law) and the availability of equitable remedies.
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FIRST PALM BEACH BANCORP, INC.
October 28, 1997
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         We are members of the District of Columbia Bar and the State Bar of
Georgia, and, accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning any law other than the laws of the State of Georgia and the District of Columbia, the General Corporation Law of the State of Delaware, and the federal laws of the United States to the extent referred to specifically herein. We note that various of the documents and matters referred to herein are governed by the laws of the State of New York. In this regard, we have relied, with your permission, on the opinion of Brown & Wood LLP, which is being delivered in connection with the filing of the Registration Statement.

         We hereby consent to being named as a party rendering a legal opinion under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statement and to the filing of this opinion with the Securities and Exchange Commission.

                               Very truly yours,

                               /s/ ALSTON & BIRD

                               ALSTON & BIRD LLP